Exhibit 3.51

        Delaware        PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FIDELITY INTERNATIONAL RESOURCE MANAGEMENT, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTY-FIRST DAY OF JULY, A.D. 1991, AT 4 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SYSTEMATICS INTERNATIONAL RESOURCE MANAGEMENT, INC.”, TO “ALLTEL INTERNATIONAL RESOURCE MANAGEMENT, INC.”, FILED THE FIFTH DAY OF JULY, A.D. 1995, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ALLTEL INTERNATIONAL RESOURCE MANAGEMENT, INC.”, TO “FIDELITY INTERNATIONAL RESOURCE MANAGEMENT, INC.”, FILED THE FIRST DAY OF APRIL, A.D. 2003, AT 11:54 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “FIDELITY INTERNATIONAL RESOURCE MANAGEMENT, INC.”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2269902 8100H	AUTHENTICATION: 8063669
100668500	DATE: 06-18-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

SYSTEMATICS INTERNATIONAL RESOURCE MANAGEMENT, INC.

The undersigned, desiring to form a corporation for profit under the Delaware General Corporation Law, does hereby certify:

FIRST. The name of the Corporation is SYSTEMATICS INTERNATIONAL RESOURCE MANAGEMENT, INC.

SECOND. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, and the par value of each of such shares is $1.00.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04 : 00 PM 07/31/1991 731212029 – 2269902

FIFTH. The name and mailing address of the incorporators are as follows:

NAME	MAILING ADDRESS
J. L. Austin	Corporation Trust Canter 1209 Orange Street Wilmington, DE 19801

M. C. Kinnamon	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

T. L. Ford	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

SIXTH. The powers of the incorporators shall cease when a director or directors of the Corporation is or are elected and qualifies or qualify.

SEVENTH. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in any official capacity of a director, officer, employee, or agent or in any other capacity while serving as a director, officer, or employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as from time to time in effect.

EIGHTH. No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware (or any provision of Delaware law that replaces Section 174) or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article EIGHTH that increases the exposure of directors to personal liability shall be prospective only and will not apply to any action or failure to act by directors prior to such repeal or modification.

NINTH. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly has hereunto set our hands this 31st day of July, 1991.

/s/ J. L. Austin
J. L. Austin

/s/ M. C. Kinnamon
M. C. Kinnamon

/s/ T. L. Ford
T. L. Ford

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 07/05/1995 950149606 – 2269902

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

SYSTEMATICS INTERNATIONAL RESOURCE MANAGEMENT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of SYSTEMATICS INTERNATIONAL RESOURCE MANAGEMENT, INC, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:

FIRST. The name of the corporation is ALLTEL International Resource Management, Inc.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said SYSTEMATICS INTERNATIONAL RESOURCE MANAGEMENT, INC. has caused this certificate to be signed by Paul W. StanfieJd, its Secretary, this 3rd day of July, 1995.

SYSTEMATICS INTERNATIONAL RESOURCE MANAGEMENT, INC.

By:	/s/ Paul W. Stanfield
Paul W. Stanfield, Secretary

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:54 AM 04/01/2003 030216369 – 2269902

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ALLTEL International Resource Management, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of ALLTEL International Resource Management, Inc. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

“FIRST. The name of the Corporation is Fidelity International Resource Management, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

ALLTEL INTERNATIONAL RESOURCE MANAGEMENT, INC.

By:	/s/ Fernando Velez, Jr.
Name: Fernando Velez, Jr.
Title: President